UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2016

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 30, 2016, Jack Cooper Enterprises, Inc., (the “Company”) the parent company of Jack Cooper Holdings Corp., issued a press release announcing that it has extended its unregistered offer to exchange (the “Exchange Offer”) up to $80,450,000 of its 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing Notes”) for (i) cash and (ii) warrants to purchase shares of Class B Common Stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), that are each exercisable into one share of Class B Common Stock. As a result of the extension, the Exchange Offer is now scheduled to expire at 12:01 a.m., New York City time, on December 8, 2016, unless further extended by the Company.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached hereto.

Exhibit No.	Description

99.1	Press Release, dated November 30, 2016

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: November 30, 2016	By:	/s/ Kyle Haulotte
Kyle Haulotte

Chief Financial Officer

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